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Exhibit 21(b)
PPL Electric Utilities Corporation
Subsidiaries of the Registrant
As of December 31, 2000


Company Name                                      State or Jurisdiction of
Business Conducted under Same Name                Incorporation/Formation
----------------------------------------          ----------------------------

PPL Transition Bond Company, LLC                  Delaware
Two North Ninth Street, GENA92, Room 3
Allentown, PA 18101